Item 77C(a), (b) and (c): Registrant incorporates by reference
Registrants Proxy Statement dated June, 2003 filed on June 06,
2003 (Accession No. 0000927016-03-002899).

Item 77C(c): Registrant incorporates by reference the Registrants Annual Report as of October 31, 2003 for the Scudder Technology Fund filed on January 8, 2004(Accession No. 0000088053-04-000013), which details the matters proposed to shareholders and the shareholder votes cast.

























G:\mfld\NSAR\10-31-03\Annual\Exhibit A-Morgan Grenfell Investment
Trust.doc